    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 3, 1998

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            PAINE WEBBER GROUP INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                                       13-2760086
 (STATE OR OTHER JURISDICTION                                          (I.R.S. EMPLOYER
       OF ORGANIZATION)                                              IDENTIFICATION NO.)

                            ------------------------

                          1285 AVENUE OF THE AMERICAS,
                           NEW YORK, NEW YORK, 10019
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                  PAINE WEBBER GROUP INC. EQUITY PLUS PROGRAM
                           (FULL TITLE OF THE PLANS)

                            ------------------------

                               THEODORE A. LEVINE
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

                            PAINE WEBBER GROUP INC.
                          1285 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (212) 713-2879
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
          TITLE OF                   AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
      SECURITIES TO BE               TO BE            OFFERING PRICE         AGGREGATE           REGISTRATION
         REGISTERED                REGISTERED          PER SHARE(1)        OFFERING PRICE            FEE
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00
  per share..................      6,000,000              30.78             $184,680,000          $51,341.04
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. Such estimate is calculated in accordance with Rule 457(h) under the Securities and Exchange Act of 1933, as amended, (the "Securities Act"), and is based on the average of the high and low share prices for the Common Stock on the New York Stock Exchange on October 28, 1998.

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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION

---------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the "Note" to Part 1 of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     Incorporated by reference into this Registration Statement are:

     (a) the Registrant's latest Annual Report on Form 10-K filed pursuant to
         Section 13 of the Exchange Act;

     (b) the Registrant's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1998 and June 30, 1998;

     (c) the Registrant's Current Reports on Form 8-K dated July 15, 1998 and October 13, 1998;

     (d) the Registrant's definitive proxy statement or information statements filed pursuant to Section 14 of the Securities Exchange Act in connection with Registrant's latest annual meeting of shareholders and any definitive proxy or information statements as filed in connection with any subsequent special meetings of its stockholders; and

     (e) the description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8 filed under Section 12 of the Securities Exchange Act, including Amendment No. 4 thereto dated January 30, 1986, and any other amendment or report filed under the Securities Exchange Act for the purpose of updating such description. All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the securities offered hereby has been passed upon for the Registrant by Theodore A. Levine, Senior Vice President and General Counsel of Registrant, who owns beneficially 31,442 shares of Registrant's Common Stock and has options to purchase 205,625 shares of the Registrant's Common Stock that are not currently exercisable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102 of the General Corporation Law of the State of Delaware gives corporations the power to eliminate or limit the personal liability of directors under certain circumstances. Section 145 of the General Corporation Law of the State of Delaware gives corporations the power to indemnify directors and officers under certain circumstances.

     Article IX of the Restated Certificate of Incorporation (relating to the elimination of personal liability of directors of the Company) of the Registrant filed as Exhibit 3.1 of the Registrant's Form 10-Q for the quarter ended March 31, 1998 is incorporated herein by reference. Article VII of the Registrant's By-Laws (relating to indemnification of directors and officers of the Company) filed as Exhibit 3.5 of Registrant's Form 10-K for the year ended December 31, 1997 is incorporated herein by reference.

     The registrant also maintains directors and officers liability and corporate reimbursement insurance which provides for coverage against loss arising from claims made against directors and officers in their capacity as such. The general scope of coverage is any breach of duty, neglect, error, misstatement, misleading statement or omission. Such policy does not exclude liabilities under the Securities Act of 1933. The registrant also maintains fiduciary liability insurance for losses in connection with claims made against directors or officers for violation of any of the responsibilities, obligations or duties imposed upon fiduciaries under the Employee Retirement Income Act of 1974.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

      4.1 Paine Webber Group Inc. Equity Plus Program.

      5 Opinion of Theodore A. Levine, Esq. as to the legality of the securities being registered.

     23.1 Consent of Ernst & Young LLP.

     23.2 Consent of Theodore A. Levine, Esq. (set forth in Exhibit 5 Opinion).

     24 Power of Attorney (set forth on the signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

     (a) The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement.; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

    provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan annual report pursuant to

Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on September 30, 1998.

                                          PAINE WEBBER GROUP INC.
                                              (Registrant)

                                                 /s/ DONALD B. MARRON
                                          By:
                                          --------------------------------------

                                                     (Donald B. Marron,
                                                 Chairman of the Board and
                                                  Chief Executive Officer)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints DONALD B. MARRON, F. DANIEL CORKERY and REGINA DOLAN, and each of them (with full power to each of them to act alone), their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                   TITLE                        DATE
                  ---------                                   -----                        ----
            /s/ DONALD B. MARRON               Chairman of the Board, Chief         September 30, 1998
---------------------------------------------  Executive Officer and Director
             (Donald B. Marron)                (principal executive officer)

             /s/ REGINA A. DOLAN               Senior Vice President and Chief      September 30, 1998
---------------------------------------------  Financial Officer (principal
              (Regina A. Dolan)                financial and accounting officer)
                                               and Director

         /s/ E. GARRETT BEWKES, JR.                         Director                September 30, 1998
---------------------------------------------
          (E. Garrett Bewkes, Jr.)

               /s/ RETO BRAUN                               Director                September 30, 1998
---------------------------------------------
                (Reto Braun)

                  SIGNATURE                                   TITLE                        DATE
                  ---------                                   -----                        ----
          /s/ JOSEPH J. GRANO, JR.                          Director                September 30, 1998
---------------------------------------------
           (Joseph J. Grano, Jr.)

             /s/ FRANK P. DOYLE                             Director                September 30, 1998
---------------------------------------------
              (Frank P. Doyle)

            /s/ JAMES W. KINNEAR                            Director                September 30, 1998
---------------------------------------------
             (James W. Kinnear)

              /s/ NAOSHI KIYONO                             Director                September 30, 1998
---------------------------------------------
               (Naoshi Kiyono)

           /s/ ROBERT M. LOEFFLER                           Director                September 30, 1998
---------------------------------------------
            (Robert M. Loeffler)

           /s/ EDWARD RANDALL, III                          Director                September 30, 1998
---------------------------------------------
            (Edward Randall, III)

             /s/ HENRY ROSOVSKY                             Director                September 30, 1998
---------------------------------------------
              (Henry Rosovsky)

                                                            Director                September   , 1998
---------------------------------------------
               (Yoshinao Seki)

           /s/ JOHN R. TORELL III                           Director                September 30, 1998
---------------------------------------------
            (John R. Torell III)

                                 EXHIBIT INDEX

EXHIBIT                                                                 SEQUENTIAL
NUMBER                      DESCRIPTION OF DOCUMENT                     PAGE NUMBER
-------                     -----------------------                     -----------
  4       Paine Webber Group Inc. Equity Plus Program.                     [  ]
  5       Opinion of Theodore A. Levine as to the legality of the          [  ]
          Securities being registered.
 23.1     Consent of Ernst & Young LLP                                     [  ]
 23.2     Consent of Theodore A. Levine (set forth in Exhibit 5            [  ]
          Opinion).
 24       Power of Attorney (set forth on the signature page of this       [  ]
          Registration Statement).